Exhibit 99.1

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Common Stock First Bancshares, Inc. (FBMS) shall be filed on behalf of the undersigned.

FINANCIAL OPPORTUNITY FUND LLC

By:  FJ Capital Management, LLC

By:     /s/ Martin Friedman

Name: Martin Friedman

Title: Managing Member

FINANCIAL OPPORTUNITY LONG/SHORT FUND LLC

By:  FJ Capital Management, LLC

By:     /s/ Martin Friedman

Name: Martin Friedman

Title: Managing Member

FINANCIAL HYBRID OPPORTUNITY FUND LLC

By:  FJ Capital Management, LLC

By:     /s/ Martin Friedman

Name: Martin Friedman

Title: Managing Member

FINANCIAL HYBRID OPPORTUNITY SPVI LLC

By:  FJ Capital Management, LLC

By:     /s/ Martin Friedman

Name: Martin Friedman

Title: Managing Member

FJ Capital Management LLC

By:     /s/ Martin Friedman

Name: Martin Friedman

Title: Managing Member

/s/ Martin Friedman

MARTIN FRIEDMAN

BRIDGE EQUITIES V, LLC

By: SunBridge Manager, LLC, its Managing Member

By:     /s/ David J. Korotkin

Name: David J. Korotkin

Title: Vice President

BRIDGE EQUITIES XIV LLC

By: SunBridge Manager, LLC, its Managing Member

By:     /s/ David J. Korotkin

Name: David J. Korotkin

Title: Vice President

SUNBRIDGE MANAGER, LLC

By: SunBridge Holdings, LLC, its Managing Member

By:     /s/ David J. Korotkin

Name: David J. Korotkin

Title: Vice President

SUNBRIDGE HOLDINGS, LLC

By: White Oak Legacy, Inc., its Manager

By:     /s/ David J. Korotkin

Name: David J. Korotkin

Title: Vice President

WHITE OAK LEGACY, INC.

By:     /s/ David J. Korotkin

Name: David J. Korotkin

Title: Vice President